Exhibit 10.14

IN ACCORDANCE WITH ITEM 601 OF REGULATION S-K, CERTAIN IDENTIFIED
INFORMATION HAS BEEN OMITTED FROM THE EXHIBIT BECAUSE IT IS BOTH (1) NOT
MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR
CONFIDENTIAL. [*] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Advertising Framework Contract

Contract No.: KF2020040921

Party A: Beijing Haoxi Culture Media Co., Ltd.

Mailing address: 15A10, Block B, Locke Times Center Building, Datun Road, Asian Games Village, Chaoyang District, Beijing

Contact: Xu Lei

Tel: [*]

Email: [*]

Party B: Hunan Shunkai Culture Media Co., Ltd.

Mailing address: 6th Floor, Building 1, Chuanggu Industrial Park, Queyuan Road, Tianxin District, Changsha City

Contact: Xiao Yao

Tel: [*]

Email: [*]

Party A entrusts Party B’s related party (Hunan Shunkai Culture Media Co., Ltd., referred to as “Shunkai”) to provide it with advertising publishing services. Party A and Party B sign this contract in accordance with the “Contract Law of the People’s Republic of China” and other relevant laws and regulations, on the basis of equality, voluntary consultation and consensus, and in line with the principles of honesty and trustworthiness, mutual benefit and common development.

Article 1, Definitions

1.	Cooperative products: Party A has independent and complete legal rights (including but not limited to ownership and related intellectual property rights), or Party A has legal authorization and has the right to entrust Party B with basic products or content for specific advertising releases.

2.	Party B platform (a/k/a Luban platform): refers to the “Luban” platform operated by Party B as an agent or other third-party channels or platforms that cooperate with Party B.

3.	Advertisement posting: refers to a service that displays and publishes cooperative product information on relevant pages or interfaces of Party B’s platform or third-party channel platforms, including but not limited to consulting services, account opening services, after-sales support, product training, content publishing, campaign execution, and more.

Article 2, Contract Term

Contract term: From April 1, 2020 to December 31, 2020, for a total of 9 months.

Article 3, Advertising Content

The original contract can be used repeatedly during the cooperation period and is binding on both parties. Party A shall operate on its own or Party B shall operate on its behalf, and send or confirm documents and information for each product sale and payment settlement as an attachment to this contract, which has the same legal effect as this contract.

Article 4. Advertisement publishing fees and settlement payment methods

1.	Payment method: Party A will pay Party B the fee by bank transfer.

2.	Party B’s bank account information is as follows:

3.	Account name: Hunan Shunkai Culture Media Co., Ltd.

4.	Account opening bank: [*]

5.	Account number: [*]

6.	Issue invoice:

a)	Party B issues an invoice for Party A that meets the requirements of the national taxation authority.

b)	Party A’s billing information is as follows

Invoice type: VAT special invoice

Invoice payable to: Beijing Haoxi Culture Media Co., Ltd.

Company tax number: [*]

Billing content: advertising publishing fee

Payment account number: [*]

Bank of deposit: [*]

Registered address & phone number: 1410, Block B, 14th Floor, 103rd Floor, Huizhongli, Chaoyang District, Beijing. [*]

7.	Both parties shall bear all kinds of taxes and fees arising from the income generated under this contract; Party A shall pay Party B the handling fee for advertisement release by Party A.

8.	Please refer to the “Payment Notice” of each issue for details of the specific fees and settlement payment methods. If there is any difference between the “Payment Notice” and this contract, the “Payment Notice” shall prevail.

Article 5, Party A’s Rights and Obligations

1.	If the products or services sold by Party A violate laws, regulations or violate the rights and interests of third parties due to the contents of Party A’s advertisements, Party A shall bear full responsibility and compensate Party B for all losses and expenses suffered thereby.

2.	Party A shall pay the contract fee in a timely and full amount according to the time and amount stipulated in the relevant clauses of this contract and its appendices.

3.	Party A shall not modify the account password without authorization, and shall notify Party B of the modified password immediately (within 1 day) after the modification. Otherwise, Party B has the right to terminate this agreement, and it will not be deemed as a breach of contract by Party B.

4.	Party A shall ensure that Party A’s products comply with laws, regulations and national standards, that the content of advertisements or materials it provides is true and legal, and that it does not infringe upon the legitimate rights and interests of any third party. If the content causes losses to users, consumers or any third party, Party B shall be completely exempted from liability, and Party A shall bear full responsibility. Party A shall still be responsible for the above losses caused by the advertiser or Party A’s staff or agents.

Article 6, Party B’s Rights and Obligations

1.	Party B has the right to review the advertising content materials and expression forms, and Party B has the right to request Party A to make amendments to the advertising content materials and expression forms that do not comply with laws, regulations or public order and good customs. Before Party A makes modifications and meets the requirements, Party B has the right to refuse to publish.

2.	Provide advertising publishing services in strict accordance with the contract.

3.	For errors and omissions in advertising releases, corrections or remedies shall be made in accordance with Party A’s requirements.

4.	Due to special reasons and with the consent of Party A, Party B may subcontract or subcontract the relevant obligations under this contract to a qualified third party for implementation, and the third party shall provide services to Party A in accordance with this contract.

5.	Party B and Party B’s platform need to shut down and maintain its equipment regularly or irregularly for the normal development of business. Party A fully understands that if the information service under this contract cannot be implemented as planned due to such circumstances, is not regarded as a breach of contract by Party B, but Party B is obliged to try its best to avoid service interruption or limit the interruption time to the shortest time.

6.	During the contract term, if the external cooperation and sales policies of Party B and Party B’s platform (including but not limited to price, delivery, discount policies, etc.) All orders shall be executed in accordance with the new sales policy. If Party A does not agree to the new sales policy announced by Party B and Party B’s platform, Party B has the right to terminate this agreement in advance after settlement of the specific cooperation that has been completed and does not need to bear any liability for breach of contract.

7.	Based on the consideration of the overall interests of the market and Party B’s business needs or the adjustment of Party B’s platform, Party B may adjust its service content, layout, page design and other related aspects from time to time. If the above adjustments affect the promotion and release under this contract (including Release location and/or release period, etc.), Party A will give full understanding, but Party B is obliged to minimize the above impact as much as possible.

Article 7, Confidentiality Clause

1.	Either party to the contract is obliged to keep confidential the business secrets that the other party has not disclosed to the public during the cooperation process. Without the written permission of the other party, neither party shall disclose it to a third party, otherwise it shall bear the liability for breach of contract and compensate for the loss, and pursue its relevant legal responsibilities according to law. Except for those that must be disclosed to competent institutions (such as government law enforcement agencies, stock exchanges, etc.) in accordance with relevant regulations.

2.	Commercial secrets refer to technical information, business information, customer information, business data, financial information and other information that can bring benefits and influence to the party that are not disclosed to the public.

3.	Regardless of whether this contract is terminated or not performed for any reason, both parties shall still abide by the above-mentioned confidentiality obligations, until the other party terminates this obligation in writing, or the trade secret has become public information in the industry, and in fact there will be no violation of this contract. Until the confidentiality clause causes any damage to the other party.

Article 8, Contract Modification and Termination

1.	Party A and Party B can change the content of the contract or terminate the contract after reaching a consensus and confirming in writing.

2.	Without both parties’ consensus and written confirmation, and on the premise that neither party is in breach of the contract, if one party unilaterally claims to change or terminate this contract, the legal effect of contract change or termination will not arise, and the other party will suffer losses as a result. If so, the other party should be compensated for the economic losses suffered.

3.	This contract may be terminated due to statutory circumstances, conditions stipulated in this contract or mutual agreement between the two parties; the early termination of this contract shall not affect the rights and obligations of both parties under this contract prior to the early termination date of this contract.

Article 9, Liability for Breach of Contract

1.	If any party violates the obligations stipulated in this contract, the breaching party shall immediately stop its breach of contract, continue to perform its obligations in accordance with the contract, and compensate the breaching party within ten days for all losses suffered by the contracting party. If the breaching party continues to breach the contract or fails to perform its obligations, the non-defaulting party has the right to terminate this contract in advance, in addition to obtaining compensation from the breaching party for all losses and pursuing legal responsibilities of the breaching party.

Article 10, Intellectual Property Rights

1.	Both parties recognize and respect the intellectual property rights owned or legally used by the other party or its affiliates. During the cooperation process, any party’s own intellectual property rights will not be transferred due to the cooperation between the two parties.

2.	In the process of cooperation, both parties should strictly use the intellectual property rights of the other party within the scope of authorization for the purpose of performance.

3.	Both parties shall ensure that their performance of obligations under this agreement does not infringe the intellectual property rights of the other party and any third party, and at the same time ensure that the other party will not infringe any third party’s intellectual property rights due to the use of advertising content or software provided by the party.

4.	All hardware, software, programs, passwords, trade names, technologies, licenses, patents, trademarks, technologies, knowledge, etc. used by both parties are owned by the owners of each party, and there is no defect of rights, and the other party and the third party have no right to this any right or interest.

5.	For any damage (including economic damage, goodwill damage, etc.) suffered by the other party due to one party’s violation of the preceding paragraph, the breaching party shall bear the corresponding liability for compensation to the non-defaulting party, and shall pay for the damage to the goodwill suffered by the non-defaulting party and eliminate adverse effects for the observant party within the scope of the damage.

6.	If either Party A or Party B infringes on the intellectual property rights of a third party due to the use of the advertising content or software provided by the other party, and is therefore involved in litigation, claims or other judicial procedures, the provider shall immediately assist the other party to complete the process after receiving the notice from the other party, handle and bear all necessary expenses incurred in handling the case, such as attorney fees, litigation fees, travel expenses or the amount of damages determined in the arbitration award or final court judgment incurred by the injured party, and eliminate adverse effects for the injured party.

Article 11, Force Majeure

1.	“Force majeure event” refers to an event or reason that neither party to this contract can resist, nor can it be foreseen, even if foreseen, it cannot be avoided. In view of the special nature of the Internet, force majeure events also include the following situations that affect the normal operation of the Internet: hacker attacks; major impacts caused by technical adjustments by the telecommunications sector; temporary shutdowns caused by government regulations; virus attacks.

2.	If any party to this contract is affected by a force majeure event and cannot perform its obligations under this contract, according to the extent of the force majeure event, it can be partially or completely exempted from liability, but the party that is unable to perform its obligations due to a force majeure event shall notify the other party within 48 hours from the date of the force majeure event, and provide reasonable and authentic certification documents to the other party within 5 working days after the end of the force majeure event, and perform necessary and reasonable obligations to reduce losses or negative impacts. If any party encounters force majeure after delay in fulfilling its obligations, it shall not be exempted from liability.

3.	If the force majeure event and its impact have not been terminated or eliminated one month after the occurrence, both parties may negotiate to terminate this agreement and shall not be liable for breach of contract.

Article 12, Dispute Resolution

1.	The conclusion, execution, interpretation and dispute resolution of this contract shall be governed by the laws and regulations of the People’s Republic of China (excluding Hong Kong, Macao and Taiwan regions).

2.	All disputes arising from or related to this contract shall be resolved through friendly negotiation between the two parties. If the negotiation fails, both parties agree to bring a lawsuit to the competent people’s court where the defendant is located.

Article 13, Notification and Service

1.	Any notices, letters or materials between Party A and Party B shall be subject to the correspondence address, e-mail address, contact number and other information listed in the first part of this contract, and shall be sent by express, e-mail or fax. If one party relocates or changes its contact person, telephone number, fax or e-mail address, it shall notify the other party in writing within 3 working days before the change.

2.	If the notification and letter are sent by fax, they shall be deemed delivered when the fax is sent; if they are mailed, they shall be deemed delivered on the date of postmark delivery; if they are sent by email, they shall be deemed delivered within 24 hours from the time of sending It is deemed to have been delivered. If it is sent by courier, it is deemed to have been delivered from the date when the other party signs for the courier.

Article 14, Miscellaneous

1.	This contract shall come into effect from the date of signature and seal of both parties, and shall end when the rights and obligations of both parties under this contract are fulfilled.

2.	If the start date of the cooperation period stipulated in this agreement is earlier than the effective date of this agreement, the rights and obligations of both parties shall be implemented from the start date of the cooperation period and shall be bound by this contract.

3.	During the performance of this contract, if Party A and Party B confirm the cooperation mode, product content, release time, fee settlement and other matters through the corporate email, the content of the confirmed email is an effective part of this contract and has the same legal effect.

4.	For matters not covered in this contract, upon mutual agreement between Party A and Party B, a supplementary contract can be signed separately, and the supplementary contract has the same legal effect as this contract.

5.	During the performance of this contract, if any party merges, acquires or reorganizes with a third party, the successor company will continue to perform the unfinished part of this contract.

6.	There are two copies of this contract, each of Party A and Party B holds one copy, which has the same legal effect.

(No text below)

Party A: Beijing Haoxi Culture Media Co., Ltd.

Authorized Representative Signature:

Date: April 1, 2020

(affixed with corporate seal)

Party B: Hunan Shunkai Culture Media Co., Ltd.

Authorized Representative Signature:

Date: April 1, 2020

(affixed with corporate seal)